                                                                      Exhibit 11



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 12 to the Registration Statement No. 33-88082 of New England Variable Life Separate Account (the "Separate Account") of New England Life Insurance Company (the "Company") of our reports dated February 16, 2001 and February 9, 2001, respectively, appearing in the Prospectuses and the Supplement, which are part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectuses and Supplement.



Deloitte & Touche LLP
Boston, Massachusetts
April 25, 2001